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                                                                    EXHIBIT 10.2



                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is entered into as of the __ day of June, 2001 (the "Effective Date"), by and between MICHAEL F. BIGHAM ("Consultant") and CORIXA CORPORATION. (the "Company").

         1. CONSULTING PERIOD. Consultant's service under this Agreement shall commence on the Effective Date and shall continue for seven months thereafter, unless terminated earlier as provided in Section 5 of this Agreement. The term of Consultant's service shall be the "Consulting Period." Consultant's commencement and continuation of service under this Agreement shall constitute continuous service with the Company for purposes of continued exercisability of any outstanding Company stock options or Company restricted stock held by Consultant as of the Effective Date.

         2. CONSULTING DUTIES. During the Consulting Period, the Company hereby retains Consultant as a consultant to the Company, and Consultant hereby agrees to act as the Company's consultant, for the purpose of advising the Company regarding:

         (a) identification of potential multinational corporate partners for Bexxar in Europe, Japan and/or Asia;

         (b)      assistance in the approval of Bexxar; and

         (c) general corporate matters as reasonably requested by the Company.

         Consultant shall also be bound by the general policies and practices of the Company applicable to consultants pertaining to protection of confidential information.

         2. OUTSIDE ACTIVITIES. Nothing in this Agreement shall restrict Consultant, during the Consulting Period, from becoming an employee of or consultant to any other business entity or from serving as a member on the Board of Directors of any other business entity.

         3. CONSULTING FEES. The Company will pay Consultant consulting fees in an amount equal to one hundred forty-two thousand dollars ($142,000) during the Consulting Period, payable in equal installments on a semi-monthly basis. The Company also shall reimburse Consultant for any reasonable expenses incurred in connection with Consultant's consulting services, provided that such expenses are approved in advance by the Company and supported by receipts.

         4. INDEPENDENT CONTRACTOR RELATIONSHIP. Consultant's relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits that the Company may make available to its employees, including, but not limited to, group health or life insurance, profit sharing or retirement benefits, except as otherwise provided in the June __, 2001 Satisfaction Agreement executed between Consultant and the Company
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("Satisfaction Agreement"). Consultant is not authorized to make any representation, contract or commitment on behalf of the Company unless specifically requested or authorized in writing to do so by the Board of Directors of the Company. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. No part of Consultant's compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Consultant by filing Form(s) 1099-MISC with the Internal Revenue Service as required by law.

         5. TERMINATION. Consultant shall have the right to terminate Consultant's service at any time upon written notice, and the Company shall have the right to terminate Consultant's service only for Cause. For this purpose, Cause means that, in the reasonable determination of the Company, Consultant (i) has committed an intentional act or acted with gross negligence and, as a result, has materially injured the business of the Company or (ii) has been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company.

         6. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Consultant and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Consultant may not assign any of Consultant's rights or duties hereunder without the written consent of the Company, which shall not be withheld unreasonably.

         7. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt.

         8. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents.

         9. SEVERABILITY. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

         10. ENTIRE AGREEMENT. Except as to the October 15, 2000 Employment Agreement, the October 15, 2000 Consulting Agreement and the Satisfaction Agreement, this Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. This Agreement may only be changed by written agreement of the parties or their authorized representatives.

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                                       CORIXA CORPORATION

                                       By:
                                           --------------------------------
                                       Date:
                                            -------------------------------


Accepted and agreed this
___ day of __________, 2001



----------------------------
MICHAEL F. BIGHAM